UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 4, 2006
Date of Report (Date of earliest event reported)
ATMOS ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA (State or Other Jurisdiction of Incorporation)	1-10042 (Commission File Number)	75-1743247 (I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS (Address of Principal Executive Offices)	75240 (Zip Code)
(972) 934-9227
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     The following information is intended to be responsive to the requirements of Part III of Form 10-K, as applicable to our fiscal year ended September 30, 2006, and is presented in the same order below as prescribed by such form. This information is intended to supplement the information currently provided in Part III of our annual report on Form 10-K filed on November 22, 2006. We intend to include this additional information in substantially the same form in the definitive proxy statement for our 2007 annual meeting of shareholders to be filed pursuant to Regulation 14A. Such filing with the Commission will be made within the time prescribed for incorporation by reference of such information into our annual report on Form 10-K. This information is being provided in connection with the filing of our registration statement on Form S-3 on the date hereof.
Directors and Executive Officers of the Registrant
     Pursuant to our Bylaws, the Board of Directors is divided into three classes, each of which class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Directors for Class III are to be elected at the 2007 annual meeting of shareholders for three-year terms expiring in 2010 with Robert W. Best, Thomas J. Garland, Phillip E. Nichol and Charles K. Vaughan having been nominated to serve as Class III directors. All nominees were recommended for nomination by the Nominating and Corporate Governance Committee of the Board of Directors. We did not pay a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees for the Board of Directors. The Nominating and Corporate Governance Committee did not receive any recommendations from a shareholder or a group of shareholders who, individually or in the aggregate, beneficially owned greater than five percent of our common stock for at least one year. Messrs. Best, Garland, Nichol and Vaughan were last elected to three-year terms by the shareholders at the 2004 annual meeting of shareholders. The Board is nominating each of these current directors to continue serving as Class III directors, whose three-year terms will expire in 2010.
     The other directors listed on the following pages, other than Mr. Koonce who will be retiring as discussed below, will continue to serve in their positions for the remainder of their current terms. The names, ages and biographical summaries of (i) the persons who have been nominated to serve as our directors and (ii) the directors who are continuing in office until the expiration of their terms and the class in which such nominee or other director has been designated, are set forth in the following table.
Nominees for Directors

		Year in Which	Class Designation
		First Became a	and Year of
Name; Principal Occupation or Employment		Director	Expiration of
During Past Five Years; Other Directorships	Age	of the Company	Term
Robert W. Best	60	1997	Class III
Chairman of the Board, President and			2010
Chief Executive Officer of the Company since March 1997

Thomas J. Garland	72	1997	Class III
Senior Advisor to the Niswonger Foundation since July 2002 and Chairman of the Tusculum Institute for Public Leadership and Policy in Greeneville, Tennessee since 1998			2010

Phillip E. Nichol	71	1985	Class III
Retired. Formerly Senior Vice President of Central Division Staff of UBS PaineWebber Incorporated in Dallas, Texas from July 2001 through July 2003			2010

Charles K. Vaughan	69	1983	Class III
Retired. Formerly Chairman of the Board of the Company from June 1994 until March 1997			2010

Directors Continuing in Office
     The following persons are directors of the Company who will be continuing in office until the expiration of their terms as set forth below:

		Year in Which	Class Designation
		First Became a	and Year of
Name; Principal Occupation or Employment		Director	Expiration of
During Past Five Years; Other Directorships	Age	of the Company	Term
Travis W. Bain II	72	1988	Class I
Chairman of Texas Custom Pools, Inc. in Plano, Texas			2008
since March 1999. Director of Delta Industries, Inc.

Dan Busbee	73	1988	Class I
Adjunct Professor at the Southern Methodist University Dedman School of Law			2008
in Dallas, Texas since February 2003; Professional Fellow at the SMU Dedman School of Law Institute of International Banking and Finance since January 2001

Richard W. Cardin	71	1997	Class II
Retired. Formerly an audit partner and office managing partner			2009
of Arthur Andersen LLP in Nashville, Tennessee from 1968 to 1995. Director of United States Lime and Minerals, Inc. and Intergraph Corporation

Richard K. Gordon	57	2001	Class I
General Partner of Juniper Energy LP in Houston, Texas since September 2006.			2008
General Partner of Juniper Capital LP and Juniper Advisory LP in Houston, Texas since March 2003. Formerly Vice Chairman, Investment Banking, for Merrill Lynch & Co. in Houston, Texas from October 1994 through March 2003

		Year in Which	Class Designation
		First Became a	and Year of
Name; Principal Occupation or Employment		Director	Expiration of
During Past Five Years; Other Directorships	Age	of the Company	Term
Thomas C. Meredith, Ed. D	65	1995	Class II
Commissioner of Mississippi Institutions of Higher Learning in Jackson, Mississippi since October 2005. Formerly Chancellor of the University System of Georgia in Atlanta, Georgia from January 2002 through September 2005. Formerly Chancellor of The University of Alabama System in Tuscaloosa, Alabama from June 1997 through December 2001. Director of American Cast Iron and Pipe Company			2009

Nancy K. Quinn	53	2004	Class II
Principal of Hanover Capital in New York, New York since July 1996. Director of Endeavor International Corporation			2009

Stephen R. Springer	60	2005	Class II
Retired. Formerly Senior Vice President and General Manager of the Midstream Division of The Williams Companies, Inc. in Tulsa, Oklahoma from January 1999 to February 2002			2009

Richard Ware II	60	1994	Class II
President of Amarillo National Bank in Amarillo, Texas since 1981. Member of the Board of Trustees of Southern Methodist University in Dallas, Texas			2009

Retiring Director
     Mr. Gene Koonce, one of our directors, will be retiring as a Class I director effective immediately following the conclusion of the 2007 Annual Meeting, in accordance with the Board’s mandatory retirement policy. Following his retirement, the Board of Directors will consist of 12 members. In connection with Mr. Koonce’s retirement from the Board, he will also simultaneously retire as a member of the Executive Committee, the Human Resources Committee and the Work Session/Annual Meeting Committee of the Board of Directors.

		Year in Which	Class Designation
		First Became a	and Year of
Name; Principal Occupation or Employment		Director	Expiration of
During Past Five Years; Other Directorships	Age	of the Company	Term

Gene C. Koonce	74	1997	Class I
Retired. Formerly Chairman of the Board, President and Chief Executive Officer of United Cities Gas Company in Nashville, Tennessee from May 1996 until the merger of United Cities with the Company in July 1997.			2008

Independence of Audit Committee Members, Financial Literacy and Audit Committee Financial Expert
     In addition to being independent based on the listing standards of the New York Stock Exchange (“NYSE”), applicable rules and regulations of the Securities and Exchange Commission (“SEC”) require that each member of an audit committee satisfy additional independence and financial literacy requirements, and at least one of these members must satisfy the additional requirement of having accounting or related financial management expertise. This additional requirement can be satisfied if the Board determines that at least one Audit Committee member is an “audit committee financial expert” within the meaning of applicable SEC rules and regulations. Generally, the additional independence requirements provide that (i) a member of the Audit Committee, or his or her immediate family members, are prohibited from receiving any direct or indirect compensation or fee from the Company or its affiliates and (ii) he or she may not be an affiliated person of the Company or any of its subsidiaries. An “immediate family member” is defined by applicable NYSE rules to include parents, siblings and in-laws of the director, as well as anyone else (other than domestic employees) who shares such director’s home.
     Generally, the financial literacy requirements provide that the Board, in its business judgment, shall determine if each member is financially literate, taking into account factors such as the member’s education, experience and ability to read and understand financial statements of public companies. Also, audit committee financial experts must have five additional attributes, which are (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal controls and procedures for financial reporting and (v) an understanding of how audit committees function.
     Based on its review of the independence, financial literacy and financial expert requirements discussed above as well as its review of their individual backgrounds and qualifications, the Board of Directors has determined that all members of the Audit Committee meet the additional independence requirements imposed by the SEC and NYSE for members of an audit committee. The Board has also designated Ms. Quinn and Messrs. Busbee and Cardin each as an “audit committee financial expert,” as such term is defined by applicable rules and regulations of the SEC.
     As provided by the safe harbor contained in applicable SEC rules and regulations, our audit committee financial experts will not be deemed “experts” for any purpose as a result of being so designated, such designation does not impose on such persons any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such persons as members of the Audit Committee or the Board of Directors in the absence of such designation. Such designation also does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

Audit Committee
     The Board of Directors has established a separately-designated standing Audit Committee in accordance with applicable provisions of the Securities Exchange Act of 1934. The Audit Committee consists of Ms. Quinn and Messrs. Bain, Busbee, Cardin and Dr. Meredith. Mr. Busbee serves as chairman of the committee. As discussed above, the Board has determined that each member of the committee meets the independence requirements of the NYSE and the SEC. The Audit Committee oversees our accounting and financial reporting processes and procedures; reviews the scope and procedures of the internal audit function; appoints our independent registered public accounting firm and is responsible for the oversight of its work and the review of the results of its independent audits. The Audit Committee held five meetings during the last fiscal year. The Audit Committee has adopted a charter, which it follows in conducting its activities. The Committee’s charter is available on the Corporate Governance page of our Web site at www.atmosenergy.com.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC and the NYSE initial reports of ownership and reports of changes in their ownership in our common stock. Directors, executive officers and greater-than-ten-percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to us, we believe that, during the 2006 fiscal year, all of our directors, executive officers and greater-than-ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements.
Executive Compensation
Summary Compensation Table
     The following table sets forth the compensation we have paid for each of the last three completed fiscal years to Mr. Best, our president and chief executive officer, as well as our four most highly compensated executive officers other than Mr. Best.

		Annual Compensation				Long Term Compensation
						Restricted	Securities
					Other Annual	Stock	Underlying	All Other
Name and Principal		Salary	Bonus		Compensation	Awards(a)	Options/	Compensation
Position	Year	($)	($)		($)	($)	SARs(#)	($)
Robert W. Best Chairman of the	2006	756,877	669,300	(b)	(c)	1,503,150	-0-	10,892	(d)
Board, President and Chief	2005	736,705	494,900		(c)	1,407,120	-0-	10,053
Executive Officer	2004	676,108	563,500		(c)	891,360	-0-	10,822

R. Earl Fischer(e) Senior Vice	2006	384,592	233,800	(b)	79,557(f)	683,250	-0-	10,892	(d)
President, Utility Operations	2005	345,249	188,600		(c)	487,080	-0-	9,904
	2004	289,929	190,200		(c)	445,680	-0-	10,510

John P. Reddy Senior Vice	2006	384,592	233,800	(b)	(c)	519,270	-0-	10,892	(d)
President and Chief Financial	2005	345,249	188,600		(c)	487,080	-0-	9,904
Officer	2004	304,283	190,200		(c)	445,680	-0-	10,510

		Annual Compensation			Long Term Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal		Salary	Bonus	Compensation	Awards(a)	Options/	Compensation
Position	Year	($)	($)	($)	($)	SARs(#)	($)
Mark H. Johnson(g)	2006	249,617	168,700(b)	(c)	375,788	-0-	9,376(d)
Senior Vice President,
Non-Utility Operations

Louis P. Gregory	2006	281,521	140,000(b)	(c)	243,238	-0-	10,465(d)
Senior Vice President	2005	247,102	138,000	(c)	232,716	-0-	9,364
and General Counsel	2004	215,151	137,863	(c)	212,936	-0-	9,983

(a)	Dollar amounts shown equal the number of shares of time-lapse restricted stock and number of performance-based restricted stock units granted multiplied by the closing price on grant date. The grants in the 2006 fiscal year were comprised of time-lapse restricted shares and performance-based restricted stock units, both with three-year cliff-vesting periods. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the shares and stock units. The number and value of the aggregate restricted stock holdings at the end of the last fiscal year for each of the executive officers listed above, based on the closing price of $28.55 per share of our common stock on the NYSE at September 29, 2006, the last trading day in our 2006 fiscal year, were as follows: Robert W. Best, 183,423 shares and stock units with a value of $5,236,727 (not including 8,001 shares that were converted from Mr. Best’s bonus awarded November 7, 2006, as discussed in footnote (b) below); R. Earl Fischer, no shares or stock units, as Mr. Fischer retired from the Company effective September 30, 2006, at which time all restrictions on 43,000 shares of time-lapse restricted shares and 18,135 stock units were removed, with Mr. Fischer forfeiting a total of 2,433 stock units attributable to the performance of the Company during our 2005 through 2007 fiscal years; John P. Reddy, 83,811 shares and stock units with a value of $2,392,804 (not including 11,179 shares that were converted from Mr. Reddy’s bonus awarded November 7, 2006, as discussed in footnote (b) below); Mark H. Johnson, 15,957 shares and stock units with a value of $455,572 (not including 2,017 shares that were converted from Mr. Johnson’s bonus awarded November 7, 2006, as discussed in footnote (b) below) and Louis P. Gregory, 42,315 shares and stock units with a value of $1,208,093 (not including 6,694 shares that were converted from Mr. Gregory’s bonus awarded November 7, 2006, as discussed in footnote (b) below). Dividends are paid on the time-lapse restricted shares at the same rate they are paid on all of our common stock, while the dividends on the performance-based restricted stock units are credited to the recipient’s account with the payment of such dividends not occurring until the three-year cumulative earnings per share performance targets are measured and vesting is completed at the end of each three year performance measurement cycle.

(b)	The bonuses were actually paid after the end of the fiscal year in which they are reported. Because their payment relates to services rendered in the fiscal year prior to payment, we have consistently reported bonus payments in such prior fiscal year. Certain named executive officers elected to convert all or a portion of their 2006 fiscal year bonuses to shares of time-lapse restricted stock under our 1998 Long-Term Incentive Plan (“LTIP”) with a conversion date of November 7, 2006, which elections by Messrs. Best, Reddy, Johnson and Gregory are not reflected in the table above. Mr. Best elected to convert 25% of his bonus of $669,300, or $167,325, to shares of restricted stock valued at 150% of the converted amount of the bonus, or $250,988, divided by the mean of the high and low stock price of $31.37 on the NYSE on the conversion date, or 8,001 shares of restricted stock. Mr. Reddy elected to convert 100% of his bonus of $233,800 to a total of 11,179 shares of restricted stock. Mr. Johnson elected to convert 25% of his bonus of $168,700 to a total of 2,017 shares of restricted stock. Mr. Gregory elected to convert 100% of his bonus of $140,000 to a total of 6,694 shares of restricted stock.

(c)	The total dollar value of perquisites and other personal benefits for the named executive officer was less than the reporting thresholds established by the SEC.

(d)	This amount reflects the amount of Company matching contributions made during the 2006 fiscal year to the named executive officer’s account pursuant to our Retirement Savings Plan and Trust (“RSP”) and the amount of premiums paid by the Company during the 2006 fiscal year with respect to the purchase of term life insurance for the benefit of the named executive officer. The amounts paid during the 2006 fiscal year for each named executive officer were as follows: Mr. Best, $8,708 in Company matching contributions made pursuant to the RSP and $2,184 in term life insurance premiums; Mr. Fischer, $8,708 in Company matching contributions made pursuant to the RSP and $2,184 in term life insurance premiums; Mr. Reddy, $8,708 in Company matching contributions made pursuant to the RSP and $2,184 in term life insurance premiums; Mr. Johnson, $7,785 in Company matching contributions made pursuant to the RSP and $1,591 in term life insurance premiums; and Mr. Gregory, $8,708 in Company matching contributions made pursuant to the RSP and $1,757 in term life insurance premiums.

(e)	Mr. Fischer retired from the Company in his position as Senior Vice President, Utility Operations, effective September 30, 2006.

(f)	In connection with his retirement from the Company, Mr. Fischer received relocation benefits, including the reimbursement of moving costs of $33,662, home sales commission and closing costs of $25,308 and federal income tax gross up of $13,508 on federal income taxes payable on the amount of such reimbursed expenses, as well as other relocation benefits of $7,079.

(g)	During the period October 1, 2005 through March 31, 2006, Mr. Johnson served as Vice President, Nonutility Operations and became an executive officer of the Company on April 1, 2006, when he was named Senior Vice President, Non-Utility Operations. Accordingly, no compensation is reportable for Mr. Johnson for the two previous fiscal years.
Option Grants in Last Fiscal Year
     During the last fiscal year, no stock options were granted under our LTIP to any of the named executive officers to purchase our common stock nor did any of the named executive officers receive any stock options through the conversion of a portion of their bonuses for the 2006, 2005 or 2004 fiscal years.
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
     No options were exercised by any of the named officers during the 2006 fiscal year. Accordingly, the following table provides information concerning only the number and value of unexercised options to purchase common stock under our LTIP held by each named executive officer as of the end of the last fiscal year. The options previously granted have a term of ten years and may be exercised as follows: one-third after one year from the date of grant, another one-third after two years from the date of grant and the remaining one-third after three years from the date of grant.

	Number of Securities	Value of Unexercised
	Underlying Unexercised	In-the-Money
	Options/SARs at Fiscal	Options/SARs at Fiscal
	Year-End (#)	Year-End ($)(a)
Name	Exercisable/Unexercisable	Exercisable/Unexercisable
Robert W. Best (b)	448,492/-0-	3,061,944/-0-
R. Earl Fischer(c)	44,400/-0-	266,548/-0-
John P. Reddy	108,400/-0-	601,988/-0-
Mark H. Johnson	-0-/-0-	-0-/-0-
Louis P. Gregory (d)	9,965/-0-	71,603/-0-

(a)	Based on a price for our common stock of $28.55 per share, which was the closing trading price on the NYSE on September 29, 2006, the last trading day of our 2006 fiscal year.

(b)	The number of securities underlying unexercised options for Mr. Best reflects his election to convert 25% of each of his bonuses received on November 6, 2001 and November 12, 2002 to options to purchase 62,282 and 48,310 shares, respectively, of common stock.

(c)	In accordance with the provisions of the LTIP and related stock option award agreements, unexercised options to purchase 12,000 shares of common stock will expire on September 30, 2007, one year after the effective date of Mr. Fischer’s retirement, while the remaining unexercised options will expire on September 30, 2009, three years after the effective date of his retirement.

(d)	The number of securities underlying options for Mr. Gregory includes unexercised options to purchase 3,832 shares of common stock remaining from his election to convert 25% of his bonus received on November 12, 2002 to options to purchase a total of 11,497 shares of common stock.
Retirement Plans
     Until January 1, 1999, Messrs. Best and Fischer were covered by the Employees’ Retirement Plan of Atmos Energy Corporation (the “Retirement Plan”), a defined benefit pension plan pursuant to which all participants automatically accrued pension credits after completing one year of service with the Company. Since January 1, 1999, commencing with their employment, the executive officers listed in the Summary Compensation Table above have been covered by the Company’s Pension Account Plan, which covers substantially all employees of the Company. The executive officers who were employed by the Company on January 1, 1999 had an opening account balance established for them as of January 1, 1999 equal to the then present value of their respective benefits earned under the Retirement Plan as of December 31, 1998. The present value factor was based on average life expectancy, retirement age of 62 and a discount rate of seven percent. The Pension Account Plan credits an allocation to each participant’s account at the end of each year according to a formula based on age, service and eligible compensation.
     The Pension Account Plan provides for an additional annual allocation based upon a participant’s age as of January 1, 1999 for those participants who were participants in the Retirement Plan. The Pension Account Plan will credit this additional allocation each year through December 31, 2008. In addition, at the end of each year, a participant’s account will be credited with interest on the participant’s prior year account balance. A special grandfather benefit also applies through December 31, 2008, for participants who were at least age 50 as of January 1, 1999, and who were participants in the Retirement Plan on December 31, 1998. All participants are fully vested in their account balances after five years of eligible service and may choose to receive their account balances in the form of a lump sum or an annuity.
     Messrs. Best and Fischer also participate in the Company’s Supplemental Executive Benefits Plan, while Messrs. Reddy, Gregory and Johnson participate in the Company’s Performance-Based Supplemental Executive Benefits Plan (collectively, the “Supplemental Plans”), which provide retirement benefits (as well as supplemental disability and death benefits) to all officers and division presidents of the Company. A participant in the Supplemental Plans who has been an officer or division president for at least two years, has five years of vesting service under the Pension Account Plan, and has attained age 55 is entitled to a supplemental pension in an amount that, when added to his or her pension payable under the Pension Account Plan, equals 60% of his compensation (75% of compensation in the case of Messrs. Best and Fischer), subject to reductions for less than ten years of vesting service and for retirement prior to age 62.
     Prior to 2006, the benefit payable from the Company’s Performance-Based Supplemental Executive Benefits Plan upon an executive’s retirement was a variable amount that, when added to his or her pension payable under the Pension Account Plan, ranged from 50% to 100% of his or her compensation depending on the Company’s performance relative to an industry peer group. In 2006, the plan was amended to eliminate the variable aspect of the plan and reset the target benefit amount to a fixed percentage of compensation. The benefit payable from the Company’s Performance-Based Supplemental Executive Benefits Plan is an amount that, when added to his or her pension payable under the Pension Account Plan, equals a fixed 60% of his or her compensation. This amendment affected the supplemental pension benefit of Messrs. Reddy, Gregory and Johnson and other participants in the plan, but had no effect on the supplemental pension benefit of Messrs. Best and Fischer.
     The following tables illustrate the estimated combined annual benefits payable under the Pension Account Plan and the Supplemental Plans upon retirement at age 62 or later to persons in specified compensation categories and years-of-service classifications as determined in such person’s last year of employment. In the tables below, the total amount payable to participants under the Supplemental Executive Benefits Plan equals 75% of the total compensation at retirement, and the total amount payable to participants under the Performance-

Based Supplemental Executive Benefits Plan equals 60% of compensation at retirement. The benefit amounts payable in the Pension Plan tables are not subject to any reduction for Social Security or any other offset amounts and are computed based upon payment as a joint and 50% survivor annuity.
Pension Plan Tables
Supplemental Executive Benefits Plan

	Years of Service
Compensation	15	20	25	30	35
500,000	375,000	375,000	375,000	375,000	375,000
600,000	450,000	450,000	450,000	450,000	450,000
700,000	525,000	525,000	525,000	525,000	525,000
800,000	600,000	600,000	600,000	600,000	600,000
900,000	675,000	675,000	675,000	675,000	675,000
1,000,000	750,000	750,000	750,000	750,000	750,000
1,100,000	825,000	825,000	825,000	825,000	825,000
1,200,000	900,000	900,000	900,000	900,000	900,000
1,300,000	975,000	975,000	975,000	975,000	975,000
1,400,000	1,050,000	1,050,000	1,050,000	1,050,000	1,050,000
1,500,000	1,125,000	1,125,000	1,125,000	1,125,000	1,125,000
1,600,000	1,200,000	1,200,000	1,200,000	1,200,000	1,200,000
1,700,000	1,275,000	1,275,000	1,275,000	1,275,000	1,275,000
1,800,000	1,350,000	1,350,000	1,350,000	1,350,000	1,350,000

Performance-Based Supplemental Executive Benefits Plan

	Years of Service
Compensation	15	20	25	30	35
300,000	180,000	180,000	180,000	180,000	180,000
350,000	210,000	210,000	210,000	210,000	210,000
400,000	240,000	240,000	240,000	240,000	240,000
450,000	270,000	270,000	270,000	270,000	270,000
500,000	300,000	300,000	300,000	300,000	300,000
600,000	360,000	360,000	360,000	360,000	360,000
700,000	420,000	420,000	420,000	420,000	420,000
800,000	480,000	480,000	480,000	480,000	480,000
900,000	540,000	540,000	540,000	540,000	540,000
1,000,000	600,000	600,000	600,000	600,000	600,000
     The Pension Account Plan includes W-2 earnings, 401(k) deferrals and Internal Revenue Code (“Code”) Section 125 (“cafeteria plan”) reductions while it excludes incentive pay and expense reimbursements (pay is subject to the maximum covered compensation limit of $220,000 as of January 1, 2006 established by the Code for qualified plans). The Supplemental Plans cover compensation, including amounts payable under the Pension Account Plan, in an amount equal to the sum of (a) the greater of the participant’s annual base salary at the date of termination of employment or the average of the participant’s annual base salary for the highest of three calendar years (whether or not consecutive) of employment with the Company; and (b) the greater of the amount of the participant’s last award under any of the Company’s annual performance bonus or incentive plans or the average of the participant’s highest three performance awards under such plans (whether or not consecutive). The amount of current compensation covered by the Supplemental Plans as of the end of the 2006 fiscal year for each of the executive officers listed in the Summary Compensation table is as follows: Robert W. Best, $1,433,130; R. Earl Fischer, $621,925; John P. Reddy, $621,925; Mark H. Johnson, $448,700; and Louis P. Gregory, $424,108. Each of such executive officers has the following approximate number of years of credited service under the retirement plans: Mr. Best, nine years; Mr. Fischer, 44 years; Mr. Reddy, eight years; Mr. Johnson, one year; and Mr. Gregory, six years.
     Each of the executive officers listed in the Summary Compensation table has also entered into a Participation Agreement with the Company as required by the Supplemental Plans. Each of the Supplemental Plans provides that the accrued benefits, as calculated pursuant to the plan, of each participant will vest if: (a) the plan is terminated by the Company; (b) the plan is amended by the Company, resulting in a decrease in the benefits otherwise payable to the participant; (c) the participant’s employment is terminated by the Company for any reason other than “cause”; (d) the participant’s participation in the plan is terminated by the Company for any reason other than “cause” prior to the participant’s termination of employment; (e) within any time during the three year period following a “change of control” of the Company (as such term is defined in the plan) (i) the participant’s employment is terminated involuntarily by the Company for any reason other than “cause”; or (ii) the participant is demoted or reassigned to a position that would cause him to cease to be eligible for participation in the plan; or (f) in anticipation of a “change in control” (whether or not a “change in control” ever occurs), (i) the participant’s employment is terminated involuntarily by the Company for any reason other than “cause” at the request of a party to a pending transaction that would constitute a “change in control”, if and when the transaction were consummated, or (ii) the participant’s participation in the plan is terminated for any reason other than “cause” prior to the participant’s termination of employment. The approval by the shareholders on November 12, 1996 of the Company’s merger with United Cities Gas Company constituted a “change in control” as defined in the Supplemental Executive Benefits Plan, and as a result, Mr. Fischer, who was a participant in such plan as of November 12, 1996, is entitled to receive unreduced supplemental pension benefits. The Participation Agreements set forth the specific rights of the participants to their accrued benefits upon the occurrence of the events described above and constitute enforceable contracts separate from the provisions of the Supplemental Plans.
     Directors’ Fees. As compensation for serving as a director, each of the non-employee directors receives an annual retainer of $35,000. Each non-employee director receives a fee of $1,500 per meeting for attendance at each meeting of the Board of Directors or Board committee as well as any other Company-related business meeting (excluding telephone conference meetings). The fee paid to non-employee directors for participation in any telephonic conference meeting is one-half of the regular meeting fee. Committee chairpersons are also paid an additional annual fee of $5,000 for additional work done in connection with their committee duties and responsibilities.
     In August 1998, the Board of Directors adopted our Equity Incentive and Deferred Compensation Plan for Non-Employee Directors, representing an amendment to our Deferred Compensation Plan for Outside Directors that was originally adopted in May 1990. This amended plan became effective when our shareholders approved such amendment at the Annual Meeting in February 1999 and replaced the annual pension formerly payable to our non-employee directors under our Retirement Plan for Non-Employee Directors. Under the terms of this plan, each non-employee director is allowed to defer receipt of his annual retainer and meeting fees and to invest his deferred compensation into either a cash account or a stock account. In addition, each non-employee director has received under this plan an annual grant of share units along with dividend equivalents on such units. Since the 2004 fiscal year, when no share units remained available for crediting under the plan, each non-employee director has continued to receive an annual grant of share units, along with dividend equivalents, under our LTIP. Certain of the directors have also continued to defer receipt of his or her annual retainer and meeting fees and to invest his or her deferred compensation into either a cash account or a stock account under our LTIP. The specific unit amounts credited to each director are shown in the Security Ownership table in Item 12 below.
     In November 1994, the Board of Directors adopted the Outside Directors Stock-for-Fee Plan, which plan was approved by our shareholders in February 1995. The plan permits non-employee directors to receive all or part of their annual retainer and meeting fees in our common stock rather than in cash. An election by a director to receive his or her fees in stock does not alter the amount of fees payable but results in the deferral of payment of the stock portion of the fees until after the end of each quarter in which the fees were earned. The number of shares of common stock issued at such time will be equal to (a) the dollar amount of the fees to be paid in stock divided by (b) the fair market value of our common stock on the last day of the applicable quarter. The fair market value is the closing price of a share of our common stock during that day, as reported by the NYSE. Only whole numbers of shares are issued; fractional shares are paid in cash. All such shares issued to non-employee directors are reflected in the Security Ownership table in Item 12 below.
     Other Compensation for Non-Employee Directors. We provide business travel accident insurance for non-employee directors and their spouses. The policy provides $100,000 coverage to directors and $50,000 coverage to their spouses per accident while traveling on Company business.
     Employment Severance Compensation Agreements and Change-in-Control Arrangements. The Company has entered into severance agreements with each of the executive officers named in the Summary Compensation table to provide certain severance benefits for them in the event of the termination of their employment within three years following a “change in control” (as defined in the agreements) of the Company. Under each of the severance agreements, a “change in control” of the Company is deemed to occur if, among other things, the shareholders of the Company approve a merger or other similar transaction, whereby the shareholders prior to the transaction will not own at least 60% of the voting power of the Company after the transaction.
     The severance agreement for each such executive officer provides that the Company will pay such executive officer a lump sum severance payment equal to 2.5 times such executive officer’s total compensation, comprised of the annual base salary and “Average Bonus,” as such term is defined in the agreement. However, if an executive officer is terminated by the Company for “cause” (as defined in the agreement), or his employment is terminated by retirement, death, or disability, the Company is not obligated to pay such officer the lump sum severance payment. Further, if an executive officer voluntarily terminates his employment except for “constructive termination” (as defined in the agreement), the Company is not obligated to pay such officer the lump sum severance payment. If the total of such lump sum severance payment plus all other payments, distributions or benefits of any type made to or on behalf of the executive officer results in the imposition of the excise tax imposed by Section 4999 of the Code, the lump sum severance payment will be increased in an amount required for the executive officer to pay any such excise taxes or any resulting income or other taxes due the Internal Revenue Service. In addition, such executive officer will be entitled to all rights and benefits, if any, provided under any other plan or agreement between him and the Company.
     Human Resources Committee Interlocks and Insider Participation. The members of the Human Resources Committee during the last fiscal year were Messrs. Bain, Busbee, Garland, Gordon, Koonce and Nichol. None of such persons was, during the 2006 fiscal year, or previously, an officer or employee of the Company or any of our subsidiaries, other than Mr. Koonce, who was formerly Chairman, President and Chief Executive Officer of United Cities Gas Company from May 1996 until its merger with the Company in July 1997. There were no interlocking relationships between any executive officer of the Company and any other corporation during the 2006 fiscal year.
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
Security Ownership of Certain Beneficial Owners
     The following table lists the beneficial ownership, as of November 15, 2006, with respect to each person known by us to be the beneficial owner of more than five percent of any class of our voting securities.

		Amount and
	Name and Address	Nature of	Percent
Title of Class	of Beneficial Owner	Beneficial Ownership	of Class
Common stock	Franklin Resources, Inc.(a) One Franklin Parkway San Mateo, CA 94403	4,070,300	5.0%(b)

(a)	Based solely upon information contained in the most recently filed Schedule 13G/A with the Securities and Exchange Commission on February 7, 2006, which was jointly filed by Franklin Resources, Inc. and its affiliates, Franklin Advisers, Inc., Charles B. Johnson and Rupert H. Johnson, Jr., reflecting beneficial ownership as of December 31, 2005. According to this Schedule 13G/A, Franklin Advisers, Inc. possessed sole voting and dispositive power over 4,030,000 of these shares with no shared voting or dispositive power and Fiduciary Trust Company International had sole voting and dispositive power over the remaining 40,300 shares with no shared voting or dispositive power. Neither Franklin Resources, Inc. nor any of its affiliates has subsequently filed any Schedules 13G or amendments thereto with respect to their beneficial ownership of the Company’s securities.

(b)	The percent of our voting securities is based on the number of outstanding shares of our common stock as of November 15, 2006.
Security Ownership of Management and Directors
     The following table lists the beneficial ownership, as of the close of business on November 15, 2006, of our common stock, the only class of securities issued and outstanding, with respect to all our directors and nominees for director, our executive officers named in the Summary Compensation Table above and all our directors and executive officers as a group.

	Amount and
	Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class
Travis W. Bain II	29,332	(a	)(b)
Robert W. Best	732,268	(a	)(c)
Dan Busbee	31,411	(a	)(b)
Richard W. Cardin	20,678	(a	)(b)
R. Earl Fischer	112,575	(a	)(c)
Thomas J. Garland	29,668	(a	)(b)
Richard K. Gordon	18,349	(a	)(b)
Louis P. Gregory	58,852	(a	)(c)
Mark H. Johnson	11,198	(a	)
Gene C. Koonce	45,654	(a	)(b)
Thomas C. Meredith	24,340	(a	)(b)
Phillip E. Nichol	34,946	(a	)(b)
Nancy K. Quinn	5,186	(a	)(b)
John P. Reddy	189,875	(a	)(c)
Stephen R. Springer	3,046	(a	)(b)
Charles K. Vaughan	65,143	(a	)(b)
Richard Ware II	39,289	(a	)(b)

All directors and executive officers as a group (19 individuals)	1,573,322	1.9%

(a)	The percentage of shares beneficially owned by such individual does not exceed one percent of the class so owned.

(b)	Includes cumulative share units credited to the following directors under our Equity Incentive and Deferred Compensation Plan for Non-Employee Directors and LTIP in the following respective amounts: Mr. Bain, 23,986 units; Mr. Busbee, 24,411 units; Mr. Cardin, 17,178 units; Mr. Garland, 22,265 units; Mr. Gordon, 8,349 units; Mr. Koonce,

30,608 units; Dr. Meredith, 17,349 units; Mr. Nichol, 24,946 units; Ms. Quinn, 4,186 units; Mr. Springer, 2,046 units; Mr. Vaughan, 25,434 units and Mr. Ware, 16,068 units.

(c)	Includes shares issuable upon the exercise of options held by the following executive officers under our LTIP within 60 days of November 15, 2006 in the following respective amounts: Mr. Best, 448,492 shares; Mr. Fischer, 44,400 shares; Mr. Gregory, 9,965 shares and Mr. Reddy, 108,400 shares.
Certain Relationships and Related Transactions
     Mr. Ware is the president and a shareholder of Amarillo National Bank, Amarillo, Texas, which bank provides an $18 million short-term line of credit to us, serves as a depository bank for us and is the trustee for our LTIP. We paid a total of $373,844 for these services to Amarillo National Bank during our 2006 fiscal year, which are reasonable and customary for these types of services.
Principal Accountant Fees and Services
Audit and Related Fees
     Fees for professional services provided by our independent registered public accounting firm, Ernst & Young LLP, in each of the last two fiscal years, in each of the following categories are:

	September 30
	2006	2005
	(In thousands)
Audit Fees	$2,523	$2,891
Audit-Related Fees	67	242
Tax Fees	166	151
All Other Fees	—	—

Total Fees	$2,756	$3,284

     Audit Fees. Fees for audit services include fees associated with the annual audit, the audit of management’s assessment of internal control over financial reporting, the assessment by the firm of our design and operating effectiveness of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, comfort letters and consents related to debt and equity offerings.
     Audit-Related Fees. Audit-related fees principally include fees relating to employee benefit plan audits and accounting consultations.
     Tax Fees. Tax fees include fees relating to reviews of tax returns, tax consulting and assistance with sales and use tax filings.
Audit Committee Pre-Approval Policy
     The Audit Committee has adopted a pre-approval policy relating to the provision of both audit and non-audit services by our independent registered public accounting firm, Ernst & Young LLP. Our Audit Committee Pre-Approval Policy provides for the pre-approval of audit, audit-related, tax and other services specifically described in appendices to the policy on an annual basis. Such services are pre-approved up to a specified fee limit. All other permitted services, as well as proposed services exceeding the pre-approved fee limit, must be separately pre-approved by the Audit Committee. Requests for services that require separate approval by the Audit Committee must be submitted to the Audit Committee by both our Chief Financial Officer and the independent auditor and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee did not delegate any such pre-approval authority in the 2006 fiscal year. The Audit Committee pre-approved all of the audit, audit-related and tax fees for services performed by Ernst & Young LLP in fiscal 2006, as described above, in accordance with such pre-approval policy. The Audit Committee further concluded that the provision of these services by Ernst & Young LLP was compatible with maintaining its independence. The Audit Committee Pre-Approval Policy is available on the Corporate Governance page of our Web site at www.atmosenergy.com.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION (Registrant)
DATE: December 4, 2006	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel